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                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-72655

SUPPLEMENT TO
PROSPECTUS DATED AUGUST 24, 2000
(TO PROSPECTUS DATED MAY 17, 1999)


                                  $294,862,616
                                  (Approximate)


                                   CWMBS, INC.
                                    DEPOSITOR

                                [GRAPHIC OMITTED]

                                  INDYMAC BANK
                           SELLER AND MASTER SERVICER


                 RESIDENTIAL ASSET SECURITIZATION TRUST 2000-A6
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-F



     The Prospectus Supplement dated August 24, 2000 to the Prospectus dated May 17, 1999 with respect to the above captioned series of certificates is hereby amended as follows:

         The fourth sentence of the first paragraph under "Description of the Certificates -- Book-Entry Certificates" on Page S-34 the Prospectus Supplement is hereby replaced with the following:

         Investors may hold the beneficial interests in the book-entry certificates (other than the Class NB-2 Certificates) in minimum, denominations representing an original principal amount or original notional amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class NB-2 Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1,000 in excess thereof.


                           CREDIT SUISSE FIRST BOSTON
                The date of this Supplement is September 11, 2000